10f-3 Report

SALOMON BROTHERS VARIABLE SERIES FUNDS

STRATEGIC BOND FUND

January 1, 2005 through June 30, 2005



Issuer

Las Vegas Sands Corp.
Tribal Gaming (Mohegan)
Host Marriott
Levi
Chesapeake Energy Corp.

Trade Date

2/3/2005
2/3/2005
3/3/2005
3/7/2005
4/13/2005

Selling Dealer

Goldman Sachs
Bank of America
Goldman Sachs
Bank of America
Lehman Brothers

Price

$99.090
$100.000
$100.000
$100.000
$99.070

Trade Amount

$50,000.00
$50,000.00
$75,000.00
$25,000.00
$100,000.00

% Received by Fund

0.020%
0.033%
0.012%
0.007%
0.017%

% of Issue(1)

16.000%(A)
13.333%(B)
2.718%(C)
3.684%(D)
3.333%(E)



(1) Represents purchases by all
    affiliated mutual funds and discretionary accounts: may not exceed 25% of the principal amount of the offering.

A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $39,950,000.

B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $19,950,000.

C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $17,590,000.

D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $13,975,000.

E - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $19,900,000.